NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL TO THE HOLDER (IF REQUESTED BY THE COMPANY), IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD OR ELIGIBLE TO BE SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

Warrant No. 0002

Number of Shares of Common Stock: 32,877

Date of Issuance: June 10, 2008

ROYALE ENERGY, INC.

WARRANT TO PURCHASE COMMON STOCK

THIS CERTIFIES that, for value received, J.P.TURNER PARTNERS, LP., is entitled to purchase from ROYALE ENERGY, INC., a California corporation (the “Corporation”), subject to the terms and conditions hereof, 32,877 shares (the “Warrant Shares”) of common stock, no par value (the “Common Stock”). This warrant, together with all warrants hereafter issued in exchange or substitution for this warrant, is referred to as the “Warrant” and the holder of this Warrant (together with its successors and assigns) is referred to as the “Holder.” The number of Warrant Shares is subject to adjustment as hereinafter provided. Notwithstanding anything to the contrary contained herein, this Warrant shall expire at 5:00pm CDT on June 10, 2011 (the “Termination Date”).

1. Exercise of Warrants. (a) The Holder may, at any time prior to the Termination Date, exercise this Warrant in whole or in part at an exercise price per share equal to $7.30 per share, subject to adjustment as provided herein (the “Warrant Price”), by the surrender of this Warrant (properly endorsed) at the principal office of the Corporation, or at such other agency or office of the Corporation in the United States of America as the Corporation may designate by notice in writing to the Holder at the address of such Holder appearing on the books of the Corporation, and by payment to the Corporation of the Warrant Price in lawful money of the United States by check or wire transfer for each share of Common Stock being purchased. Upon any partial exercise of this Warrant, there shall be executed and issued to the Holder a new Warrant in respect of the shares of Common Stock as to which this Warrant shall not have been exercised. In the event of the exercise of the rights represented by this Warrant, a certificate or certificates for the Warrant Shares so purchased, as applicable, registered in the name of the Holder, shall be delivered to the Holder hereof as soon as practicable after the rights represented by this Warrant shall have been so

Warrant –	Page 1

exercised.

(b)       If at any time more than one hundred eighty (180) days after the date of issuance set forth above, all of the Warrant Shares are not registered for sale on an effective Registration Statement under the Securities Act of 1933 (the “Securities Act”) (or the prospectus contained therein is not available for use, then this Warrant may also be exercised at such time by means of a “cashless exercise” in which, at any time prior to the Termination Date, the Holder of this Warrant may, at its option, exchange this Warrant, in whole or in part (a “Warrant Exchange”), into Warrant Shares by surrendering this Warrant at the principal office of the Corporation, accompanied by a notice stating such Holder’s intent to effect such exchange, the number of Warrant Shares to be exchanged and the date on which the Holder requests that such Warrant Exchange occur (the “Notice of Exchange”). The Warrant Exchange shall take place on the date specified in the Notice of Exchange or, if later, within five (5) days of the date the Notice of Exchange is received by the Corporation (the “Exchange Date”). Certificates for the Warrant Shares issuable upon such Warrant Exchange and, if applicable, a new Warrant of like tenor evidencing the balance of the Warrant Shares remaining subject to this Warrant, shall be issued as of the Exchange Date and delivered to the Holder within three (3) business days following the Exchange Date. In connection with any Warrant Exchange, this Warrant shall represent the receive upon such exercise the “Net Number” of shares of Common Stock determined according to the following formula (a “Cashless Exercise”):

Net Number = (A x B) - (A x C)
B

For purposes of the foregoing formula:

A= the total number of shares with respect to which this Warrant is then being exercised.

B= the Closing Sale Price of the Common Stock on the Trading Day immediately preceding the date of the Exercise Notice.

C= the Exercise Price then in effect for the applicable Warrant Shares at the time of such exercise.

2. Reservation of Warrant Shares. The Corporation agrees that, prior to the expiration of this Warrant, it will at all times have authorized and in reserve, and will keep available, solely for issuance or delivery upon the exercise of this Warrant, the number of Warrant Shares as from time to time shall be issuable by the Corporation upon the exercise of this Warrant.

3. No Stockholder Rights. This Warrant shall not entitle the holder hereof to any voting rights or other rights as a stockholder of the Corporation.

4. Transferability of Warrant. Prior to the Termination Date and subject to compliance with applicable laws, this Warrant and all rights hereunder are transferable, in whole or in part, at the office or agency of the Company by the Holder in person or by duly authorized attorney, upon

Warrant –	Page 2

surrender of this Warrant together with the Assignment Form annexed hereto properly endorsed for transfer.

5. Certain Adjustments. With respect to any rights that Holder has to exercise this Warrant and convert into shares of Common Stock, Holder shall be entitled to the following adjustments:

(a)       Merger or Consolidation. If at any time there shall be a merger, consolidation or sale of substantially all of the assets of the Corporation with or into another corporation when the Corporation is not the surviving corporation, then, as part of such merger or consolidation, lawful provision shall be made so that the holder hereof shall thereafter be entitled to receive upon exercise of this Warrant, during the period specified herein and upon payment of the aggregate Warrant Price then in effect, the number of shares of stock or other securities or property (including cash) of the successor corporation resulting from such merger or consolidation, to which the Holder hereof as the holder of the stock deliverable upon exercise of this Warrant would have been entitled in such merger or consolidation if this Warrant had been exercised immediately before such merger or consolidation. In any such case, appropriate adjustment shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the holder hereof as the holder of this Warrant after the merger or consolidation.

(b)       Reclassification, Recapitalization, etc. If the Corporation at any time shall, by subdivision, combination or reclassification of securities, recapitalization, automatic conversion, or other similar event affecting the number or character of outstanding shares of Common Stock, or otherwise, change any of the securities as to which purchase rights under this Warrant exist into the same or a different number of securities of any other class or classes, this Warrant shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities that were subject to the purchase rights under this Warrant immediately prior to such subdivision, combination, reclassification or other change.

(c)	Split or Combination of Common Stock and Stock Dividend. In case the

Corporation shall at any time subdivide, redivide, recapitalize, split (forward or reverse) or change its outstanding shares of Common Stock into a greater number of shares or declare a dividend upon its Common Stock payable solely in shares of Common Stock, the Warrant Price shall be proportionately reduced and the number of Warrant Shares proportionately increased. Conversely, in case the outstanding shares of Common Stock of the Corporation shall be combined into a smaller number of shares, the Warrant Price shall be proportionately increased and the number of Warrant Shares proportionately reduced. Notwithstanding the foregoing, in no event will the Warrant Price be reduced below the par value of the Common Stock.

6. Legend and Stop Transfer Orders. Unless the Warrant Shares have been registered under the Securities Act, upon exercise of any part of the Warrant, the Corporation shall instruct its transfer agent to enter stop transfer orders with respect to such Warrant Shares, and all certificates or instruments representing the Warrant Shares shall bear on the face thereof substantially the following legend:

THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED

Warrant –	Page 3

UNDER THE U.S. SECURITIES ACT, AS AMENDED, OR ANY OTHER APPLICABLE SECURITIES LAWS AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH OTHER SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED, OR OTHERWISE DISPOSED OF, EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR A VALID EXEMPTION THEREFROM UNDER THE SECURITIES ACT.

7. Piggyback Registrations. (a) Whenever the Company proposes to register any of its securities under the Securities Act and the registration form to be used may be used for the registration of the Warrant Shares and any shares issued or issuable upon any stock split, dividend or other distribution, recapitalization, merger, sale of assets or similar event (said shares being Registrable Securities” and said registration being a “Piggyback Registration”), the Company will give prompt written notice (in any event within three (3) Business Days after its receipt of notice of any exercise of demand registration rights other than under this Agreement) to all holders of Registrable Securities with respect of the proposed offering at least 15 days before the initial filing with the Securities and Exchange Commission of such registration statement, and offer to include in such filing such Registrable Securities as any such holder may request. Each such holder of Registrable Securities desiring to have Registrable Securities registered under this Section 7 shall advise the Company in writing within 15 days after the date of receipt of such notice from the Company, setting forth the amount of such Registrable Securities for which registration is requested. The Company shall thereupon include in such filing the number of Registrable Securities for which registration is so requested, and shall use its best efforts to effect registration under the Securities Act of such Registrable Securities.

(b) All expenses incident to the Company’s performance of or compliance with this Section 7, including without limitation all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses, and fees and disbursements of counsel for the Company and all independent certified public accountants, and other persons retained by the Company, will be borne by the Company.

(c) If a Piggyback Registration is an underwritten primary registration on behalf of holders of the Company’s securities, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in an orderly manner in such offering within a price range acceptable to the Company, the Company will include in such registration: (i) first, the securities the Company proposes to sell, and (ii) second, the Registrable Securities requested to be included in such registration, pro rata among the holders of the securities requested to be included in such registration.

(d) If a Piggyback Registration is an underwritten secondary registration on behalf of holders of the Company’s securities, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number that can be sold in an orderly manner in such offering within a price range

Warrant –	Page 4

acceptable to the holders initially requesting such registration, the Company will include in such registration, the Registrable Securities requested to be included in such registration, pro rata among the holders of other securities requested to be included in such registration.

8. Miscellaneous. This Warrant shall be governed by and construed in accordance with the laws of the State of California. All the covenants and provisions of this Warrant by or for the benefit of the Corporation shall bind and inure to the benefit of its successors and assigns hereunder. Nothing in this Warrant shall be construed to give to any person or corporation other than the Corporation and the Holder of this Warrant any legal or equitable right, remedy or claim under this Warrant. This Warrant shall be for the sole and exclusive benefit of the Corporation and the holder of this Warrant. The section headings herein are for convenience only and are not part of this Warrant and shall not affect the interpretation hereof. Upon receipt of evidence satisfactory to the Corporation of the loss, theft, destruction or mutilation of this Warrant, and of indemnity reasonably satisfactory to the Corporation, if lost, stolen or destroyed, and upon surrender and cancellation of this Warrant, if mutilated, the Corporation shall execute and deliver to the Holder a new Warrant of like date, tenor and denomination.

IN WITNESS WHEREOF, the Corporation has caused this Warrant to be executed by its duly authorized officers under its seal, this 10th day of June, 2008.

ROYALE ENERGY, INC.

By:	______________________________
Name:	Stephen M. Hosmer
Title:	Executive Vice President and Chief
Financial Officer

Warrant –	Page 5

WARRANT EXERCISE FORM

To Be Executed by the Holder in Order to Exercise Warrant

To:	Royale Energy, Inc.
7676 Hazard Center Drive, Suite 1500
San Diego, California 92108
Attention: Stephen M. Hosmer

Dated:___________

The undersigned, pursuant to the provisions set forth in the attached Warrant No. ______, hereby irrevocably elects to purchase (check applicable box):

☐	_________ shares of the Common Stock of ADS Media Group, Inc. covered by such Warrant; or
☐	the maximum number of shares of Common Stock covered by such Warrant pursuant to the cashless exercise procedure set forth in subsection 1(b) (if applicable).

The undersigned herewith makes payment of the full purchase price for such shares at the price per share provided for in such Warrant. Such payment takes the form of (check applicable box or boxes):

☐	$______ in lawful money of the United States; and/or
☐

if the provisions of subsection 1(b) of this Warrant are in effect, the cancellation of such portion of the attached Warrant as is exercisable for a total of _____ Warrant Shares (using a Fair Market Value of $_____ per share for purposes of this calculation); and/or

•

if the provisions of subsection 1(b) of this Warrant are in effect, the cancellation of such number of Warrant Shares as is necessary, in accordance with the formula set forth in subsection 1(b), to exercise this Warrant with respect to the maximum number of Warrant Shares purchasable pursuant to the cashless exercise procedure set forth in subsection 1(b).

The undersigned hereby requests that certificates for the Warrant Shares purchased hereby be issued in the name of:

__________________________________________

__________________________________________

(please print or type name and address)

__________________________________________

(please insert social security or other identifying number)

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and be delivered as follows:

_________________________________________

_________________________________________

(please print or type name and address)

_________________________________________

(please insert social security or other identifying number)

and if such number of shares of Common Stock shall not be all the shares evidenced by this Warrant Certificate, that a new Warrant for the balance of such shares be registered in the name of, and delivered to, Holder.

___________________________________

Signature of Holder

SIGNATURE GUARANTEE:

___________________________________

Warrant –	Page 7

ASSIGNMENT FORM

(To assign the foregoing warrant, execute

this form. Do not use this form to exercise the warrant.)

FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to

________________________________________________________________ whose address is

______________________________________________________________________________

______________________________________________________________________________

Dated: _____________________, _______

Holder's Signature:	__________________________________________

Holder's Address:	__________________________________________

__________________________________________

Signature Guaranteed: ___________________________________________

NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank or trust Corporation. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.

Warrant –	Page 8